                                                                     EXHIBIT 1.1





                                  $350,000,000

                               AMB PROPERTY, L.P.

                        $100,000,000 ___% NOTES DUE 2008
                        $100,000,000 ___% NOTES DUE 2018
            $150,000,000 ___% RESET PUT SECURITIES (REPSSM) DUE 2015*





                             UNDERWRITING AGREEMENT







MAY __, 1998



*REPS is a service mark of Morgan Stanley Dean Witter & Co.

                                                                    May __, 1998



Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
c/o   Morgan Stanley & Co. Incorporated
      1585 Broadway
      New York, New York 10036

Dear Sirs and Mesdames:

         AMB Property, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), proposes to issue and sell to the several Underwriters named in
Schedule I hereto (the "UNDERWRITERS"), $100,000,000 aggregate principal amount of its ___% Notes due 2008 (the "2008 NOTES"), $100,000,000 aggregate principal amount of its ___% Notes due 2018 (the "2018 NOTES") and $150,000,000 aggregate principal amount of its ___% Reset Put Securities (REPSSM) due 2015 (the "REPS," and collectively with the 2008 Notes and the 2018 Notes, the "Securities") to be issued pursuant to the provisions of an Indenture dated as of May __, 1998 (the "INDENTURE") among the Operating Partnership, AMB Property Corporation, a Maryland corporation and a guarantor of the Securities (the "REIT"), AMB Property II, L.P., a Delaware limited partnership and a guarantor of the Securities ("PROPERTY II"), Long Gate LLC, a Delaware limited liability company and a guarantor of the Securities ("LONG Gate," and collectively with the REIT and Property II, the "GUARANTORS") and ___________, as Trustee (the "Trustee").

         As used sometimes herein, the "COMPANY" shall include the Operating Partnership, the REIT, Property II, Long Gate and the other direct and indirect subsidiaries of the REIT and the Operating Partnership.

         Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "REPRESENTATIVES."

         The Operating Partnership has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-11 (File No. 333-49163), including a prospectus, relating to the Securities. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Securities is referred to as the "PROSPECTUS." If the Operating Partnership has filed an abbreviated registration statement to register additional ___% Notes due 2008, ___% Notes due 2018 or ___% Reset Put Securities (REPSSM) due 2015 pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

         1. REPRESENTATIONS AND WARRANTIES. The Operating Partnership and the REIT, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Operating Partnership and the REIT, threatened by the Commission.

                  (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to (A) statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the REIT in writing by such Underwriter through you expressly for use therein, which are (i) the legend on the inside front cover page of the Prospectus with respect to stabilizing activity and (ii) the allocation table, and the _________ paragraphs under the caption "Underwriters" contained in the Prospectus or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), of the Trustee.

                  (c) The REIT has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, and has all power and authority necessary to own, lease and operate its properties and to conduct the businesses in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement. The REIT is duly qualified or registered as a foreign corporation and is in good standing in California and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered or to be in good standing in such other jurisdiction would not result in a material adverse effect on the consolidated financial position, results of operations or business of the Operating Partnership, the REIT and each subsidiary of the Operating Partnership or the REIT set forth on Schedule II hereto (each, a "SUBSIDIARY," and, collectively, the "SUBSIDIARIES"), taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  (d) The Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Delaware and is in good standing under the Delaware Revised Uniform Limited Partnership Act with partnership power and authority to own, lease and operate its properties, to conduct the business in which it


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

         is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in California and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered or to be in good standing in such other jurisdiction would not have Material Adverse Effect. The REIT is the sole general partner of the Operating Partnership and owns an approximate 97.1% interest in the Operating Partnership.

                  (e) Each Subsidiary has been, as the case may be, duly incorporated or organized, is validly existing as a partnership, corporation, limited liability company or real estate investment trust in good standing under the laws of its respective jurisdiction of organization, has the corporate, partnership or other power and authority to own its property and to conduct its business as described in the Prospectus and, with respect to Property II and Long Gate, to enter into and perform its obligations under this Agreement. Each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock or other ownership interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Prospectus, are owned directly or indirectly by the Operating Partnership or the REIT, free and clear of all liens, encumbrances, equities or claims. The REIT and the Operating Partnership have no subsidiaries other than the Subsidiaries.

                  (f) Each of the joint venture partnerships or limited liability companies listed on Schedule III hereto (the "JOINT VENTURES") has been duly formed and is validly existing as a limited partnership or limited liability company in good standing under the laws of its state of organization, with power and authority to own, lease and operate its properties and to conduct the business in which it is engaged. Each Joint Venture is duly qualified or registered as a foreign limited partnership or limited liability company to transact business in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered would not have a Material Adverse Effect. The Operating Partnership, the REIT or a Subsidiary of the Operating Partnership or the REIT owns the partnership or other equity interest in each of the Joint Ventures as set forth on Schedule III hereto (the "JOINT VENTURE INTERESTS"), and each of the Joint Venture Interests is validly issued and fully paid and free and clear of any security interest, mortgage, pledge, lien encumbrance, claim or equity.

                  (g) This Agreement has been duly authorized, executed and delivered by the Operating Partnership and the Guarantors and constitutes the valid and binding agreement of each of them, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.


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

                  (h) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Operating Partnership and the Guarantors and is a valid and binding agreement of each of them, enforceable in accordance with its term, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

                  (i) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Operating Partnership, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

                  (j) The guaranty of each of the Guarantors (the "GUARANTY," and collectively, the "GUARANTEES") has been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Guarantors, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

                  (k) With respect to the REPS, each of the Calculation Agency Agreement and the Securities Purchase Option Agreement has been duly authorized, executed and delivered by the Operating Partnership and is a valid and binding agreement of the Operating Partnership, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

                  (l) The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed as exhibits to the Registration Statement.

                  (m) The Securities rank and will rank on a parity with all unsecured indebtedness of the Operating Partnership that is outstanding on the date hereof or that may be incurred hereafter, and senior to all subordinated indebtedness of the Operating Partnership that is outstanding on the date hereof or that may be incurred hereafter.

                  (n) The Operating Partnership has notified Morgan Guaranty Trust Company of New York ("MGT"), the agent under the Credit Facility (as defined in the Prospectus), of the terms and conditions of the Securities, the Guarantees and the offering made hereby and has certified to MGT in writing that the incurrence of the debt to be evidenced by the Securities and the related Guarantees do not violate any restrictions contained in the Credit Facility, and has otherwise complied with all conditions and obligations under the Credit Facility with respect to the issuance of the Securities, the incurrence of the indebtedness evidenced thereby and the Guarantees.


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

                  (o) The Operating Partnership has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding units of the Operating Partnership (the "UNITS") have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus. The Units owned by the REIT are owned directly by the REIT, free and clear of all liens, encumbrances, equities or claims.

                  (p) As of the date of the Prospectus, there were approximately ___________ shares of the REIT's common stock, par value $0.01 per share (the "COMMON STOCK"), issued and outstanding. The shares of issued and outstanding Common Stock have been duly authorized and validly issued, are fully paid and non-assessable; and none of the outstanding shares of Common Stock was issued in violation of any preemptive or other similar rights arising by operation of the Maryland General Corporation Law (the "MGCL"), under the charter or by-laws of the REIT, under any agreement or instrument to which the REIT or any of its subsidiaries is a party or otherwise.

                  (q) The execution, delivery and performance of the Underwriting Agreement and the Indenture by the Operating Partnership and the Guarantors and the consummation of the transactions contemplated hereby, and, with respect to the REPS, the execution, delivery and performance of the Calculation Agency Agreement and the Securities Purchase Option Agreement by the Operating Partnership, will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, joint venture agreement, partnership agreement, limited liability company agreement or any other agreement or instrument to which the Operating Partnership, the Guarantors or any Subsidiary is a party or by which the Operating Partnership, the Guarantors or any Subsidiary is bound or to which any of the property or assets of the Operating Partnership, the Guarantors or any Subsidiary is subject, except for such breach or violation which would not, singly or in the aggregate, have a Material Adverse Effect,
         (B) result in any violation of the provisions of the charter, by-laws, certificate of limited partnership, partnership agreement or other organizational documents of the Operating Partnership, the Guarantors or any Subsidiary, as the case may be, or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Operating Partnership, the Guarantors or any Subsidiary, except where such noncompliance or violation of any such statute, order, rule or regulation would not, singly or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Operating Partnership, the Guarantors or any Subsidiary and the consummation of the transactions contemplated hereby, except for (i) the registration of the Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and applicable state and foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters and (ii) consents, approvals, authorizations, orders, filings or registrations that will be completed on or prior to the Closing Date.


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

                  (r) There are no legal or governmental proceedings pending or, to the knowledge of the Operating Partnership and the REIT, threatened, to which the Operating Partnership, the Guarantors or any Subsidiary is a party or to which any of the properties of the Operating Partnership, the Guarantors or any Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (s) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of' the Commission thereunder.

                  (t) None of the Operating Partnership, the Guarantors or any Subsidiary is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, none will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (u) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement). Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus,
         (i) the Operating Partnership, the Guarantors and the Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the REIT has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; (iii) the Operating Partnership has not purchased any of its outstanding Units, nor declared, paid or otherwise made any dividend or distribution of any kind on its Units; and (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of the Operating Partnership, the Guarantors or the Subsidiaries, except in each case as described in or contemplated by the Prospectus.

                  (v)      Except as otherwise disclosed in the Prospectus:

                           (i) the Company has good and marketable fee simple
                  title to the land underlying the Properties (as defined in the Prospectus) and good and marketable title to the improvements thereon, other than those improvements located on land which the Company acts as the ground lessor, as disclosed in the Prospectus (the "TENANT OWNED IMPROVEMENTS"), and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated, subject, however, to existing mortgages on such Properties, to utility easements serving such Properties and other immaterial easements, reciprocal easement agreements and licenses, to liens of ad valorem taxes and other assessments not delinquent as of the Closing Date, to zoning and similar


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

                  governmental land use matters affecting such Properties that are consistent with the current uses of such Properties, to matters of title not adversely affecting marketability of title to such Properties, other material statutory liens not due and payable as of the Closing Date, title matters that may be material in character, amount or extent but which do not materially detract from the value, or interfere with the use of, the Properties or otherwise materially impair the business operations being conducted or proposed to be conducted thereon, service marks and trade names used in connection with such Properties, ownership by others of certain items of equipment and other items of personal property that are not material to the conduct of business operations at such Properties and ownership of improvements pursuant to certain valid, existing and enforceable ground leases;

                           (ii) with respect to the Properties held through
                  Joint Ventures (the "JOINT VENTURE PROPERTIES"), the Joint Ventures that currently own such Properties have good and marketable fee simple title to the land underlying such Properties and good and marketable title to the improvements thereon, other than the Tenant Owned Improvements, and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated, subject to the exceptions set forth in clause (i) above;

                           (iii) all liens, charges, encumbrances, claims, or
                  restrictions on or affecting any of the Properties or the assets of the Company which are required to be disclosed in the Prospectus are disclosed therein;

                           (iv) neither the Company nor any tenant of any of the
                  Properties is in default under any of the leases pursuant to which the Company, as lessor, leases its Property (and neither the REIT nor the Operating Partnership knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that would not result in a Material Adverse Effect;

                           (v) any real property and buildings held under lease
                  by the Operating Partnership, the REIT or the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Operating Partnership, the REIT or the Subsidiaries, in each case except as described in or contemplated by the Prospectus;

                           (vi) no person has an option or right of first
                  refusal to purchase all or part of any Property or any interest therein which is material to the Company;

                           (vii) each of the Properties complies with all
                  applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate result in a Material Adverse Effect;


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

                           (viii) neither of the Operating Partnership or the
                  REIT has knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to any of the Properties, except such proceedings or actions that would not have a Material Adverse Effect; and

                           (ix) the ground leases identified in the Prospectus
                  are in full force and effect, and the Operating Partnership, the Guarantors and the Subsidiaries and, to the knowledge of the Operating Partnership and the REIT, the Joint Ventures or other named lessees under such leases (A) are not in default in respect of any of the terms or provisions of such leases and (B) have not received notice of the assertion of any claim by anyone adverse to such person's or entity's rights as lessees under such leases, or affecting or questioning such person's or entity's right to the continued possession or use of the Property under such leases or of a default under such leases.

                  (w)      Except as disclosed in the Prospectus:

                           (i) each Property, including, without limitation, the
                  Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as defined below) in violation of any Environmental Law (as defined below) applicable to such Property, except for Hazardous Substances that would not result in a Material Adverse Effect;

                           (ii) none of the Operating Partnership, the REIT or
                  any Subsidiary has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property in violation of any Environmental Law applicable to such Property, other than such Releases which, singly or in the aggregate, do not require significant remediation, and no condition exists on, in, under or, to the knowledge of the Operating Partnership and the REIT, adjacent to any Property that could result in the incurrence of material liabilities or any material violations of any Environmental Law applicable to such Property, give rise to the imposition of any material Lien (as defined below) under any Environmental Law, or cause or constitute a material health, safety or environmental hazard to any property, person or entity;

                           (iii) none of the Operating Partnership, the REIT or
                  any Subsidiary is engaged, and neither the Operating Partnership, the REIT nor any Subsidiary intends to engage in any manufacturing or any other similar operations at the Properties that (A) require the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance (other than cleaning solvents and similar materials and other than insecticides and herbicides or other Hazardous Substances that are used in the ordinary course of operating the Properties and in compliance with all applicable Environmental
                  Laws) or (B) require permits or are otherwise regulated pursuant to any Environmental Law;

                           (iv) none of the Operating Partnership, the REIT or
                  any Subsidiary has received any written notice of a claim under or pursuant to any Environmental Law applicable to a Property or under common law pertaining to Hazardous Substances on or originating from any Property;

                           (v) none of the Operating Partnership, the REIT or
                  any Subsidiary has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law applicable to a Property that is uncured or unremediated as of the date hereof;

                           (vi) no Property is included or, to the knowledge of
                  the Operating Partnership and the REIT, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and has not otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Operating Partnership and the REIT, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor has the Operating Partnership, the REIT or any Subsidiary received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list; and

                           (vii) there are no underground storage tanks located
                  on or in any Property which have not been disclosed to the Representatives.

                  As used herein: "HAZARDOUS SUBSTANCE" shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, as heretofore amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as heretofore amended); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air; "ENVIRONMENTAL Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.
         Section 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C.
         Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), and all other applicable federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; "GOVERNMENTAL AUTHORITY" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "LIEN" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

                  (x) The Operating Partnership, the REIT and the Subsidiaries
         (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of occupational health and safety and all Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health laws and regulations and Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where such noncompliance, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

                  (y) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

                  (z) The Operating Partnership, the REIT and the Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and none of the Operating Partnership, the REIT nor the Subsidiaries have received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (aa) Arthur Andersen LLP, who have certified certain financial statements in the Registration Statement, whose report appears in the Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations of the

         Commission thereunder during the periods covered by the financial statements on which they reported contained in the Prospectus.

                  (bb) The Operating Partnership, the REIT and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the Operating Partnership, the REIT nor any Subsidiary has been refused any insurance coverage sought or applied for; and none of the Operating Partnership, the REIT nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Operating Partnership, the REIT and the Subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

                  (cc) The Operating Partnership, the REIT and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and none of the Operating Partnership, the REIT nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as described in or contemplated by the Prospectus.

                  (dd) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (ee) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba (the "CUBA ACT") or with any person or affiliate located in Cuba.

                  (ff) The Company has filed all federal, state, and local income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith (and except in any case in which the failure to so file or pay would not have a Material Adverse Effect).

                  (gg) The financial statements (including the notes thereto) included in the Registration Statement and the Prospectus present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the books and records of the respective entities presented therein. Pro forma financial information included in the Prospectus has been prepared in accordance with the applicable requirements of Rules 11-01 and 11-02 of Regulation S-X under the 1933 Act, and the necessary pro forma adjustments have been properly applied to the historical amounts in the compilation of such information, and, in management's opinion, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (hh) No relationship, direct or indirect, exists between or among the Operating Partnership or the REIT on the one hand, and the directors, officers, stockholders (in the case of the REIT), limited partners (in the case of the Operating Partnership), customers or suppliers of the Operating Partnership or the REIT on the other hand, which is required to be described in the Prospectus which is not so described.

                  (ii) The REIT and the Operating Partnership are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Operating Partnership or the REIT would have any liability; neither the REIT nor the Operating Partnership has incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code including the regulations and published interpretations thereunder; each "pension plan" for which the Operating Partnership or the REIT would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and each "pension plan" for which the Operating Partnership, the REIT or any of their affiliates has any liability or with respect to which the Operating Partnership, the REIT or any of their affiliates is a disqualified person (as defined in the Code) or party-in-interest (as defined in ERISA) has not been a party to any "prohibited transaction" (as defined in ERISA and the Code), except for such noncompliance, reportable events, liabilities, or failures to qualify that would not have a Material Adverse Effect.

                  (jj) Neither the REIT nor the Operating Partnership, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Operating Partnership or the REIT, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt

         Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (kk) The Operating Partnership, the REIT and the Subsidiaries are currently in substantial compliance with all presently applicable provisions of the Americans with Disabilities Act and no failure of the Operating Partnership, the REIT or any Subsidiary to comply with all presently applicable provisions of the Americans with Disabilities Act would have a Material Adverse Effect.

                  (ll) The REIT was and is organized to qualify as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "CODE"); the REIT expects that it has qualified and will continue to qualify as a "real estate investment trust" under the Code beginning with its taxable year ended December 31, 1997, and will continue to qualify as a "real estate investment trust" under the Code after consummation of the transactions contemplated by the Prospectus; and the REIT's present and contemplated operations, assets and income will enable the REIT to meet the requirements for qualification as a "real estate investment trust" under the Code.

         Any certificate signed by any officer of the REIT, on its own behalf and as general partner of the Operating Partnership, and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Operating Partnership and the REIT to each Underwriter as to the matters covered thereby.

         2. AGREEMENTS TO SELL AND PURCHASE. The Operating Partnership hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Operating Partnership the respective principal amounts of Securities set forth in Schedule I hereto opposite its name at _____% of the principal amount thereof plus accrued interest, if any, from May __, 1998 to the date of payment and delivery.

         3. TERMS OF PUBLIC OFFERING. The Operating Partnership is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Operating Partnership is further advised by you that the Securities are to be offered to the public initially at ____% of their principal amount (the "PUBLIC OFFERING PRICE") plus accrued interest, if any, from May __, 1998 to the date of payment and delivery and to certain dealers selected by you at a price that represents a concession not in excess of ____% of their principal amount, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of ____% of their principal amount, to any Underwriter or to certain other dealers.

         4. PAYMENT AND DELIVERY. Payment for the Securities shall be made to the Operating Partnership in Federal or other funds immediately available in New York City at 10:00 a.m., New York City time, on May __, 1998, or at such other time on the same or such other date, not later than May __, 1998 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Payment for the Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not less than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

         5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Operating Partnership to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities are subject to the condition that the Registration Statement shall have become effective not later than 5:30 P.M. (New York City time) on the date hereof.

         The several obligations of the Underwriters are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Operating Partnership, the REIT, any of their respective securities or in the rating outlook for either of them by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Operating Partnership, the REIT and their subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the REIT on behalf of the REIT and in the REIT's capacity as general partner of the Operating Partnership, to the effect set forth in clause
         (a)(i) above and to the effect that the representations and warranties of the Operating Partnership and the REIT contained in this Agreement are true and correct as of the Closing Date and that the Operating Partnership and the REIT have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins, outside counsel for the Operating Partnership and the REIT, dated the Closing Date, to the effect that:

                           (i) the Operating Partnership is a limited
                  partnership duly formed and existing under and by virtue of the laws of the State of Delaware and is in good standing under the Delaware Revised Uniform Limited Partnership Act with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in California and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered or to be in good standing in such other jurisdiction would not have a Material Adverse Effect. The REIT is the sole general partner of the Operating Partnership and owns outstanding partnership interests in the Operating Partnership as set forth in the Prospectus;

                           (ii) the REIT is duly qualified to transact business
                  and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

                           (iii) each Subsidiary has been duly incorporated, is
                  validly existing as a partnership, corporation or limited liability company in good standing under the laws of its respective jurisdiction of organization, has the corporate, partnership or other power and authority to own its property and to conduct its business as described in the Prospectus and, with respect to Property II and Long Gate, to enter into and perform its obligations under the Underwriting Agreement. Each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. To such counsel's knowledge, each of the partnership or member agreements of the Subsidiaries (as applicable) is in full force and effect;

                           (iv) all of the issued ownership interests of
                  Property II and Long Gate have been, assuming the due authorization by the REIT in its capacity as general partner of the Operating Partnership in its capacity as sole general partner of Property II, and the due authorization of AMB Property Holding Corporation, a Maryland corporation, in its capacity as the sole managing member of Long Gate, duly and validly authorized and issued, are fully paid and non-assessable and, except as described above, are owned of record directly or indirectly by the

                  Operating Partnership or the REIT, to the best of such counsel's knowledge, free and clear of all liens, encumbrances, equities or claims;

                           (v) the issued and outstanding Units of the Operating
                  Partnership have been, assuming the due authorization by the REIT in its capacity as the sole general partner of the Operating Partnership, duly authorized for issuance by the Operating Partnership to the holders thereof and are validly issued and fully paid and conform to the description thereof contained in the Prospectus. The Units owned by the REIT are owned directly by the REIT, free and clear of all liens, encumbrances, equities or claims. The Units have been offered and sold on or prior to the Closing Date in compliance with all federal and California securities laws;

                           (vi) the execution, delivery and performance of the
                  Underwriting Agreement and the Indenture by the Operating Partnership and the Guarantors and the consummation of the transactions contemplated hereby, and the execution, delivery and performance of the Calculation Agency Agreement and the Securities Purchase Option Agreement by the Operating Partnership, (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the documents set forth on
                  Schedule IV hereto, except for any such conflicts, breaches or violations which are not, singly or in the aggregate, material, (B) will not result in any violation of the provisions of the charter, by-laws, certificate of limited partnership, partnership agreement or other organizational documents of the Operating Partnership, the REIT or any Subsidiary, as the case may be and (C) will not, to the best of such counsel's knowledge, result in any violation of federal securities laws, California law and the General Corporation Law of the State of Delaware. Except for the registration of the Securities under the Securities Act, such consents, approvals, authorizations, registrations and qualifications as may be required under the Exchange Act, and applicable state Blue Sky and foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters and such other consents, approvals, authorizations, registrations and qualifications which if not obtained would not, singly or in the aggregate, have a Material Adverse Effect, no consent, approval, authorization or order of, or filing or registration with, any federal or California court or governmental agency or body is required under the covered laws by the Operating Partnership, the REIT or any Subsidiary for the execution, delivery and performance of this Agreement by the Operating Partnership and the Guarantors and the consummation of the transactions contemplated hereby;

                           (vii) the Underwriting Agreement has been duly
                  authorized, executed and delivered by the Operating Partnership, Property II and Long Gate, and, assuming due authorization, execution and delivery by the other parties thereto, is a valid and binding agreement of each of them, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

                           (viii) the Indenture has been duly qualified under
                  the Trust Indenture Act and has been duly authorized, executed and delivered by the Operating Partnership, Property II and Long Gate, and, assuming due authorization, execution and delivery by the other parties thereto, is a valid and binding agreement of each of them, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

                           (ix) the Securities have been duly authorized and,
                  when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Operating Partnership, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

                           (x) the Guarantees have been duly authorized and,
                  when executed and authenticated in accordance with the provisions of the Indenture, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the respective Guarantors, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

                           (xi) the Calculation Agency Agreement and the
                  Securities Purchase Option Agreement have been duly authorized, executed and delivered by the Operating Partnership and, assuming due authorization, execution and delivery by the other parties thereto, are valid and binding agreements of the Operating Partnership, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

                           (xii) the statements (A) in the Prospectus under the
                  captions "Description of Notes," "Certain Federal Income Tax Considerations Relating to the REPS," "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership," "Capital Stock" and "Underwriters" and (B) in the Registration Statement in Items 33 and 34, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                           (xiii) based solely upon the representations of the
                  Operating Partnership and the REIT contained in this Agreement and a certificate of an officer of the REIT, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Operating Partnership, the REIT or any Subsidiary is a party or to which any of the properties of the Operating Partnership, the REIT or any Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. To the best knowledge of such counsel, all descriptions in the Registration Statement of contracts and other documents to which the Operating Partnership, the REIT or any Subsidiary is a party fairly present the information called for with respect to such documents and fairly summarize the matters referred to therein;

                           (xiv) none of the Operating Partnership, the REIT or
                  any Subsidiary is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus none will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

                           (xv) such counsel is of the opinion that the
                  Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein or any Form T-1 as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (d) The Underwriters shall have received on the Closing Date an opinion of Ballard Spahr Andrews & Ingersoll, special Maryland counsel for the REIT, dated the Closing Date, to the effect that:

                           (i) the REIT has been duly incorporated, is validly
                  existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement;

                           (ii) each of AMB Institutional Realty Advisors, Inc.,
                  AMB Institutional Realty Advisors Limited Partnership and AMB Property Holding Corporation [others?] has been duly incorporated, is validly existing as a corporation or partnership in good standing under the laws of the State of Maryland and has the corporate power and authority to own its property and to conduct its business;

                           (iii) the authorized capital stock of the REIT
                  conforms as to legal matters to the description thereof' contained in the Prospectus;

                           (iv) the Underwriting Agreement has been duly
                  authorized, executed and delivered by the REIT in its individual capacity and in its capacity as the general partner of the Operating Partnership, and, assuming due authorization, execution and delivery by the other parties thereto, is a valid and binding agreement of the REIT, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

                           (v) the Indenture has been duly authorized, executed
                  and delivered by the REIT in its individual capacity and in its capacity as the general partner of the Operating Partnership and, assuming due authorization, execution and delivery by the other parties thereto, is a valid and binding agreement of the REIT, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

                           (vi) the execution, delivery and performance of this
                  Agreement by the REIT and the consummation of the transactions contemplated hereby (A) will not contravene any provision of the MGCL, (B) will not result in any violation of the provisions of the charter or by-laws of the REIT and (C) will not, to the best of such counsel's knowledge, result in any violation of any order, rule, regulation or decree of any court or governmental agency or authority of the State of Maryland issued under or pursuant to the MGCL and applicable to the properties, assets or businesses owned directly or indirectly by the REIT;

                           (vii) no consent, approval, authorization, order of
                  or qualification with any court or governmental agency or authority of the State of Maryland is required to be obtained by the Operating Partnership, the REIT, any Subsidiary or any Predecessor Entity under the MGCL in connection with the offering, issuance or sale of the Securities under this Agreement except for such as have been obtained; and

                           (viii) the information in the Prospectus under the
                  caption "Description of Capital Stock," to the extent that it constitutes matters of Maryland Law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects.

                  (e) The Underwriters shall have received on the Closing Date an opinion of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

                  With respect to subparagraph (xiv) of paragraph (c) above, Latham & Watkins may state that its opinion and belief are based upon
         (i) its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified, and (ii) representations of the Operating Partnership and the REIT as to factual matters.

                  The opinions of Latham & Watkins and Ballard Spahr Andrews & Ingersoll described in paragraph (c) and (d) above shall be rendered to the Underwriters at the request of the Operating Partnership and the REIT and shall so state therein.

                  (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (g) At the date of this Agreement and at the Closing Date, the Securities (or the general unsecured indebtedness of the Operating Partnership or the REIT, as the case may be) shall be rated at least _____ by Moody's Investor's Service Inc. and ____ by Standard & Poor's Corporation, and the Operating Partnership shall have delivered to the Representatives a letter, dated the Closing Date, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities (or the general unsecured indebtedness of the Operating Partnership or the REIT, as the case may be) have such ratings.

         6. COVENANTS OF THE OPERATING PARTNERSHIP AND THE REIT. In further consideration of the agreements of the Underwriters herein contained, the Operating Partnership and the REIT covenant with each Underwriter as follows:

                  (a) The Operating Partnership will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. The Operating Partnership will advise the Representatives promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information, and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filing or use thereof or to which the Representatives shall reasonably object or which is not in compliance with the Securities Act and the rules and regulations thereunder. The Operating Partnership will advise the Representatives promptly when the Prospectus has been filed pursuant to Rule 424(b) of the Securities Act.

                  (b) To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 A.M. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (d) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (c) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (d) If, during such period after the first date of the public offering of the Securities, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading when the Prospectus is delivered to a purchaser, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Operating Partnership) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading when the Prospectus is delivered to a purchaser, or so that the Prospectus, as amended or supplemented, will comply with law.

                  (e) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws and real estate syndication laws of such jurisdictions as you shall reasonably request.

                  (f) To make generally available to the REIT's security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending June 30, 1999 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (g) During the period beginning on the date hereof and continuing through and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Operating Partnership, the REIT or any of the Subsidiaries which are substantially similar to the Securities (other than the Securities) or any securities convertible into or exchangeable or exercisable for any debt securities of the Operating Partnership, the REIT or any of the Subsidiaries which are substantially similar to the Securities or any rights, warrants or options to purchase any debt securities of the Operating Partnership, the REIT or any of the Subsidiaries which are substantially similar to the Securities, without the prior written consent of Morgan Stanley & Co. Incorporated.

                  (h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of counsel for the Operating Partnership and the Guarantors and their accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon,
         (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters, if any, incurred in connection with the review and qualification of the offering of the Securities by the National Association of Securities Dealers, Inc., (v) any fees charged by the rating agencies for the rating of the Securities or of Operating Partnership or the REIT, (vi) the cost of printing certificates representing the Securities, (vii) the fees and expenses of the Trustee, including, if required, the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities,
         (viii) the fees and expenses of any transfer agent, registrar or depositary in connection with holding the Securities in book-entry form, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance of the obligations of the Operating Partnership and the Guarantors hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution," and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

                  (i) The Operating Partnership will use the net proceeds received by it from the sale of the Securities sold by it in the manner specified in the Prospectus Supplement under "Use of Proceeds."

                  (j) In accordance with the provisions of the Cuba Act, if applicable, and without limitation to the provisions of Section 7 hereof, the Operating Partnership and the REIT will indemnify each Underwriter against any and all losses, claims, damages, liabilities and expenses (including attorneys' fees) arising out of or based upon any violation by the Company of the Cuba Act.

         7. INDEMNITY AND CONTRIBUTION. (a) The Operating Partnership and the REIT, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Operating Partnership shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Operating Partnership or the REIT in writing by such Underwriter through you expressly for use therein and set forth in Section 1(b) hereof; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Operating Partnership shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Operating Partnership or the REIT with Section 6(b) hereof.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Operating Partnership, the REIT, the REIT's directors and the officers who sign the Registration Statement and each person, if any, who controls the Operating Partnership or the REIT within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnities from the Operating Partnership and the REIT to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Operating Partnership or the REIT in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the REIT, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of each indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership and the REIT on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Operating Partnership and the REIT on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Operating Partnership and the REIT on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Operating Partnership and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Operating Partnership and the REIT on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership and the REIT or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

                  (e) The Operating Partnership, the REIT and the Underwriters agree that it would not be just or equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in
Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Operating Partnership and the REIT contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Operating Partnership or the REIT, the REIT's officers or directors or any person controlling the Operating Partnership or the REIT and (iii) acceptance of and payment for any of the Securities.

         8. TERMINATION. This Agreement shall be subject to termination by notice given by you to the REIT, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the REIT shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

         9. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements satisfactory to you and the Operating Partnership for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Operating Partnership or the REIT. In any such case either you or the Operating Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Operating Partnership or the REIT to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Operating Partnership or the REIT shall be unable to perform their respective obligations under this Agreement, the Operating Partnership and the REIT will, jointly and severally, reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         10. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         12. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                Very truly yours,

                                AMB PROPERTY, L.P.

                                By:  AMB Property Corporation,
                                     its General Partner


                                     By:____________________________________
                                          S. Davis Carniglia
                                          Managing Director, Chief Financial
                                              Officer and Secretary

                                AMB PROPERTY CORPORATION


                                By:_________________________________________
                                     S. Davis Carniglia
                                     Managing Director, Chief Financial Officer
                                         and Secretary

                                AMB PROPERTY II, L.P.

                                By:  AMB Property, L.P.,
                                     its General Partner

                                    By:  AMB Property Corporation,
                                         its General Partner


                                         By:____________________________________
                                              S. Davis Carniglia
                                              Managing Director, Chief Financial
                                                  Officer and Secretary

                                LONG GATE LLC

                                By:  AMB Property Holding Corporation,
                                     its Managing Member


                                     By:________________________________________
                                          S. Davis Carniglia
                                          Managing Director, Chief Financial
                                              Officer and Secretary

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.

Acting severally on behalf of themselves and the several Underwriters named in
Schedule I hereto.

By Morgan Stanley & Co. Incorporated



By:_____________________________________
     W. Blake Baird
     Managing Director

                                                                      SCHEDULE I



                                                            AMOUNT OF              AMOUNT OF             AMOUNT OF
                                                           2008 NOTES             2018 NOTES                REPS
UNDERWRITER                                              TO BE PURCHASED        TO BE PURCHASED       TO BE PURCHASED
-----------                                              ---------------        ---------------       ---------------
Morgan Stanley & Co. Incorporated....................
Goldman, Sachs & Co..................................
J.P. Morgan Securities Inc...........................


Total................................................      $100,000,000           $100,000,000          $150,000,000
                                                           ============           ============          ============

                                                                     SCHEDULE II


                           SUBSIDIARIES OF THE COMPANY



AMB Property II, L.P.

AMB Property Holding Corporation

Long Gate LLC

AMB Institutional Realty Advisors, Inc.

AMB Institutional Realty Advisors Limited Partnership

[UPDATE; LIST OTHERS]

                                                                    SCHEDULE III


                                 JOINT VENTURES


                                                                   OWNERSHIP INTEREST
                  NAME OF JOINT VENTURE                             IN JOINT VENTURE
                  ---------------------                             ----------------
American Beauty General                                         50.0001% G.P. Interest

CH-VAF Orlando Joint Venture                                    90% G.P. Interest

Dark Starr Limited Partnership                                  50.0001% L.P. Interest

Fairway Drive Venture LLC                                       70.00% Member Interest

Hamilton Lakes/AMB CIF                                          50% L.P. Interest

Met Phase I 95, Ltd.                                            87.15% L.P. Interest

St. Stephen Limited Partnership                                 50.0001% L.P. Interest

Met 4/12, Ltd.                                                  87.15% L.P. Interest

Manhattan Village, LLC                                          90.00% LLC Interest

Jamesburg                                                       50.00 ___ Interest

Corporate Park/Hickory Hill                                     50.00 ___ Interest

                                                                     SCHEDULE IV


                           CERTAIN MATERIAL CONTRACTS


1. All agreements filed as Exhibits to the Registration Statement on Form S-11 (File No. 333-49163).

2. All joint venture agreements documenting the interests of the Operating Partnership, the REIT or one of their subsidiaries in the Joint Ventures listed on Schedule III hereto.

3. The loan agreements and other documents governing the $500 Credit Facility with Morgan Guaranty Trust Company of New York.

4. The loan agreements and other documents governing the $73 million CIF secured credit facility that bears interest at a fixed rate of 7.53%.

5. The purchase agreement and other documents entered into with CP Institutional Partners I, Inc. governing the acquisition of the Cabot properties.

         [update; list other material contracts]